UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2016

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 22, 2016, the Board of Directors of Commercial Metals Company (the “Company”) notified Barbara R. Smith that, effective January 11, 2017, she will assume the role of President of the Company, succeeding Joseph Alvarado who will remain Chief Executive Officer of the Company. Ms. Smith’s role as President will be in addition to her current role as Chief Operating Officer.

On November 28, 2016, in connection with Ms. Smith’s appointment as President of the Company, Ms. Smith and the Company entered into that certain Third Amendment to Terms and Conditions of Employment, dated as of May 3, 2011, as previously amended as of May 29, 2015 and January 18, 2016 (the “Third Amendment”). The Third Amendment, which becomes effective on January 11, 2017, provides for, among other things, the following: (i) the effective date of Ms. Smith’s new position, (ii) Ms. Smith’s new title and (iii) an increase in Ms. Smith’s minimum annual base salary from $650,000 to $800,000.

In addition, a one-time grant will be made to Ms. Smith, effective January 11, 2017, under the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (the “Plan”) to reflect an increase in Ms. Smith’s long-term incentive opportunity that is commensurate with her new position. As part of the one-time grant, Ms. Smith will receive a restricted stock unit award valued at $437,500 as of the grant date of January 11, 2017 (the “Grant Date”) and a one-time performance stock unit award with a target value of $437,500 as of the Grant Date. One-third of the restricted stock units will vest on each of January 11, 2018, January 11, 2019 and January 11, 2020 so long as Ms. Smith remains employed by the Company on such date and certain other conditions are satisfied, and such restricted stock units will be settled in shares of Company common stock. The performance-vested stock units will vest at the end of a multi-year performance period, which will begin on January 1, 2017 and will end on August 31, 2019, so long as Ms. Smith remains employed by the Company through such date and certain other conditions are satisfied, and the performance-vested stock units will be settled in shares of Company common stock.

There are no arrangements or understandings between Ms. Smith and any other persons pursuant to which Ms. Smith was named President and Chief Operating Officer of the Company. Ms. Smith does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Smith does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 29, 2016, the Company issued a press release announcing that effective January 11, 2017, Barbara R. Smith will assume the role of President of the Company. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Third Amendment to Terms and Conditions of Employment, dated November 28, 2016, by and between Barbara R. Smith and Commercial Metals Company.

99.2	Press Release issued by Commercial Metals Company on November 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: November 29, 2016

	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Third Amendment to Terms and Conditions of Employment, dated November 28, 2016, by and between Barbara R. Smith and Commercial Metals Company.

99.2	Press Release issued by Commercial Metals Company on November 29, 2016.